EXHIBIT 23.2

                      Consent of PricewaterhouseCoopers LLP

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                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Post Effective Amendment No. 1 to Form S-8 (Registration No. 333-34656) of EP MedSystems, Inc of our report dated March 16, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-KSB. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


June 29, 2000

PRICEWATERHOUSECOOPERS, LLP